EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                                STATE OF INCORPORATION
- ----------                                                ----------------------
Carriage Funeral Holdings, Inc.                            Delaware
CFS Funeral Services, Inc.                                 Delaware
Carriage Holding Company, Inc.                             Delaware
Carriage Funeral Services of Michigan, Inc.                Michigan
Carriage Funeral Services of Ohio, Inc.                    Ohio
CFS Funeral Services of Ohio, Inc.                         Ohio
The Lusk Funeral Home, Incorporated                        Kentucky
H.R.E., Inc.                                               Texas
James E. Drake Funeral Home, Inc.                          Kentucky
Hennessy-Bagnoli Funeral Home, Inc.                        Ohio
Carriage Funeral Services of Idaho, Inc.                   Idaho
Dwayne R. Spence Funeral Home, Inc.                        Ohio
Carriage Funeral Services of Kentucky, Inc.                Kentucky
Ceballos-Diaz Funeral Home, Incorporated                   Texas